Filed Pursuant to Rule 424(b)(2)
Registration No. 333-207308

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.750% Senior Notes due 2023	$600,000,000	99.046%	$594,276,000	$73,987.36
3.625% Senior Notes due 2027	$500,000,000	98.945%	$494,725,000	$61,593.26
Total	$1,100,000,000		$1,089,001,000	$135,580.62

(1)	The filing fee is calculated in accordance with Rule 457(r) and Rule 457(o) of the Securities Act of 1933, as amended, by multiplying the proposed maximum aggregate offering price of the securities offered by the fee payment rate in effect on the date of fee payment.

PROSPECTUS SUPPLEMENT

(To prospectus dated October 6, 2015)

$1,100,000,000

Air Lease Corporation

$600,000,000 2.750% Senior Notes due 2023

$500,000,000 3.625% Senior Notes due 2027

We are offering $600,000,000 aggregate principal amount of 2.750% Senior Notes due 2023, or the 2023 notes, and $500,000,000 aggregate principal amount of 3.625% Senior Notes due 2027, or the 2027 notes. We refer to the 2023 notes and the 2027 notes each as a “series” of notes and, collectively, as the “notes.” We will pay interest on the 2023 notes semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2018. We will pay interest on the 2027 notes semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2018. The 2023 notes will mature on January 15, 2023. The 2027 notes will mature on December 1, 2027. We may redeem the notes at our option, in whole or in part, at any time and from time to time, at the applicable redemption prices described in this prospectus supplement under “Description of Notes—Optional Redemption.” If a Change of Control Repurchase Event, as defined herein, occurs, unless we have exercised our option to redeem all of the notes of a series, holders of the notes of such series may require us to repurchase the applicable notes at the prices described in this prospectus supplement under “Description of Notes—Repurchase Upon Change of Control Repurchase Event.”

The notes will be general unsecured senior obligations and rank equally in right of payment with our existing and future unsecured senior indebtedness. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply to list either series of notes on any securities exchange or include either series of notes in any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and those incorporated by reference herein to read about certain factors you should consider before buying the notes.

	Per 2023 Note	Total	Per 2027 Note	Total
Public offering price(1)	99.046%	$594,276,000	98.945%	$494,725,000
Underwriting discount	0.600%	$3,600,000	0.650%	$3,250,000
Proceeds, before expenses, to us(1)	98.446%	$590,676,000	98.295%	$491,475,000

(1)	Plus accrued interest from November 20, 2017 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about November 20, 2017 which is the fifth business day following the date of this prospectus supplement.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Lloyds Securities	Mizuho Securities

BMO Capital Markets	BNP PARIBAS	Citigroup	Commonwealth Bank of Australia

Fifth Third Securities	Goldman Sachs & Co. LLC	ICBC Standard Bank Plc

KeyBanc Capital Markets	Loop Capital Markets	Morgan Stanley	MUFG

RBC Capital Markets	SOCIETE GENERALE	SunTrust Robinson Humphrey	Wells Fargo Securities

Prospectus Supplement dated November 13, 2017

This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we prepare or authorize, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not, and the underwriters and their affiliates and agents are not, making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the notes and matters relating to us and our financial performance and condition. The second part is the accompanying prospectus, which provides a more general description of the terms and conditions of the various securities we may, from time to time, offer under our registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” on page S-48 of this prospectus supplement and page 2 of the accompanying prospectus.

When this prospectus supplement uses the terms “Company,” “ALC,” “we,” “our” and “us,” they refer to Air Lease Corporation and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” “seeks” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of the factors discussed in the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and in our most recent Annual Report on Form 10-K, as revised or supplemented by any subsequent Quarterly Report on Form 10-Q filed with the SEC, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;

•	our inability to sell aircraft on favorable terms;

•	our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to effectively oversee our managed fleet;

•	our inability to obtain refinancing prior to the time our debt matures;

•	impaired financial condition and liquidity of our lessees;

•	deterioration of economic conditions in the commercial aviation industry generally;

•	increased maintenance, operating or other expenses or changes in the timing thereof;

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•	changes in the regulatory environment;

•	our inability to effectively deploy the net proceeds from our capital raising activities, including from the issue of the notes; and

•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from our expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary sets forth the material terms of this offering but does not contain all of the information that you should consider before deciding to invest in the notes. You should read the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully before making an investment decision, including the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016 incorporated herein by reference.

Air Lease Corporation

Air Lease Corporation is a leading aircraft leasing company that was founded by aircraft leasing industry pioneer, Steven F. Udvar-Házy. We are principally engaged in purchasing new commercial jet transport aircraft directly from aircraft manufacturers, such as The Boeing Company (“Boeing”) and Airbus S.A.S. (“Airbus”), and leasing those aircraft to airlines throughout the world. In addition to our leasing activities, we sell aircraft from our operating lease portfolio to third parties, including other leasing companies, financial services companies and airlines. We also provide fleet management services to investors and owners of aircraft portfolios for a management fee. Our operating performance is driven by the growth of our fleet, the terms of our leases, the interest rates on our debt, and the aggregate amount of our indebtedness, supplemented by the gains from our aircraft sales and trading activities and our management fees.

We currently have relationships with over 200 airlines across 70 countries. We operate our business on a global basis, providing aircraft to airline customers in every major geographical region, including markets such as Asia, the Pacific Rim, Latin America, the Middle East, Europe, Africa and North America. Many of these markets are experiencing increased demand for passenger airline travel and have lower market saturation than more mature markets such as the United States and Western Europe. We expect that these markets will also present significant replacement opportunities in upcoming years as many airlines look to replace aging aircraft with new, modern technology, fuel efficient jet aircraft. An important focus of our strategy is meeting the needs of this replacement market. Airlines in some of these markets have fewer financing alternatives, enabling us to command relatively higher lease rates compared to those in more mature markets.

We mitigate the risks of owning and leasing aircraft through careful management and diversification of our leases and lessees by geography, lease term, and aircraft age and type. We believe that diversification of our operating lease portfolio reduces the risks associated with individual lessee defaults and adverse geopolitical and regional economic events. We mitigate the risks associated with cyclical variations in the airline industry by managing customer concentrations and lease maturities in our operating lease portfolio to minimize periods of concentrated lease expirations. In order to maximize residual values and minimize the risk of obsolescence, our strategy is to own an aircraft during the first third of its expected 25 year useful life.

As of September 30, 2017, we owned 236 aircraft with a net book value of $12.7 billion. The weighted average lease term remaining of our operating lease portfolio was 6.8 years and the weighted average age of our fleet was 3.7 years as of September 30, 2017. Our fleet grew by 5.2% based on net book value of $12.7 billion as of September 30, 2017 compared to $12.0 billion as of December 31, 2016. In addition, our managed fleet increased to 51 aircraft as of September 30, 2017, from 30 aircraft as of December 31, 2016. As of September 30, 2017, we had a globally diversified customer base comprised of 90 airlines in 55 countries. As of September 30, 2017, all of the aircraft in our operating lease portfolio were subject to lease, except for one aircraft, which is in transition to the follow-on lessee and is currently subject to a signed lease agreement.

As of September 30, 2017, we had, in the aggregate, 372 aircraft on order with Boeing and Airbus for delivery through 2023, with an estimated aggregate commitment of $28.1 billion, making us one of the world’s largest customers for new commercial jet aircraft.

We ended the third quarter of 2017 with $23.3 billion in committed minimum future rental payments. This includes $9.6 billion in contracted minimum rental payments on the aircraft in our existing fleet and $13.7 billion in minimum future rental payments related to aircraft that will deliver during the remainder of 2017 through 2021.

We finance the purchase of aircraft and our business with available cash balances, internally generated funds, including aircraft sales and trading activities, and debt financings. We have structured ourselves to have an investment-grade credit profile and our debt financing strategy has focused on funding our business on an unsecured basis, with a limited utilization of export credit or secured financing. We ended the third quarter of 2017 with total debt outstanding, net of discounts and issuance costs, of $9.2 billion, of which 78.1% was at a fixed rate and 94.0% of which was unsecured, with a composite cost of funds of 3.11%.

Air Lease Corporation is incorporated in Delaware. Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section “Summary—The Offering,” “the Company,” “we,” “our,” and “us” refer to Air Lease Corporation only and not to its subsidiaries.

Issuer	Air Lease Corporation, a Delaware corporation.

Securities	$600,000,000 aggregate principal amount of 2.750% Senior Notes due 2023 (the “2023 notes”).

$500,000,000 aggregate principal amount of 3.625% Senior Notes due 2027 (the “2027 notes” and, collectively with the 2023 notes, the “notes”).

Maturity	The 2023 notes will mature on January 15, 2023.

The 2027 notes will mature on December 1, 2027.

Offering Price	99.046% of the principal amount plus accrued interest, if any, from November 20, 2017, for the 2023 notes.

98.945% of the principal amount plus accrued interest, if any, from November 20, 2017 for the 2027 notes.

Interest Rate	2.750% per annum for the 2023 notes.

3.625% per annum for the 2027 notes.

Interest Payment Dates	January 15 and July 15, commencing July 15, 2018 (long first coupon), for the 2023 notes.

June 1 and December 1, commencing June 1, 2018 (long first coupon), for the 2027 notes.

Record Payment Dates	Every January 1 and July 1 preceding each interest payment date for the 2023 notes.

Every May 15 and November 15 preceding each interest payment date for the 2027 notes.

Optional Redemption	On any date prior to December 15, 2022, we may redeem the 2023 notes at our option, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the 2023 notes plus an Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date. On or after December 15, 2022, we may redeem the 2023 notes at our option, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the 2023 notes plus accrued and unpaid interest, if any, to the redemption date.

On any date prior to September 1, 2027, we may redeem the 2027 notes at our option, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the 2027 notes plus an Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date. On or after September 1, 2027, we may redeem the 2027 notes at our option, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the 2027 notes plus accrued and unpaid interest, if any, to the redemption date. See “Description of Notes—Optional Redemption.”

Change of Control	If a Change of Control Repurchase Event occurs, unless we have exercised our option to redeem all of the notes of a series (as described in this prospectus supplement under “Description of Notes—Optional Redemption”), holders of the notes of such series may require us to repurchase the applicable notes at the prices described in this prospectus supplement under “Description of Notes—Repurchase Upon Change of Control Repurchase Event.”

Ranking	The notes will be our senior unsecured obligations and will:

•	rank senior in right of payment to all of our future subordinated indebtedness;

•	rank equally in right of payment with all of our existing and future senior indebtedness;

•	be effectively subordinated to any of our existing and future secured debt, to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of our subsidiaries.

As of September 30, 2017, we and our subsidiaries had approximately $9.2 billion of total consolidated indebtedness, net of discounts and issuance costs, and we (excluding our subsidiaries) had $8.8 billion of unsecured indebtedness, net of discounts and issuance costs. As of November 10, 2017, our total consolidated indebtedness, net of discounts and issuance costs, was approximately $9.3 billion.

As of September 30, 2017, assuming the notes had been issued (but without giving effect to the application of the net proceeds we receive from the offering in the manner described under “Use of Proceeds”):

•	we and our subsidiaries would have had approximately $10.3 billion of total consolidated indebtedness (including the notes), net of discounts and issuance costs;

•	we (excluding our subsidiaries) would have had approximately $9.9 billion of unsecured indebtedness (including the notes), net of discounts and issuance costs;

•	our subsidiaries would have had approximately $557.9 million of total indebtedness, all of which would have been structurally senior to the notes; and

•	we (excluding our subsidiaries) would have had guaranties of subsidiary indebtedness of approximately $342.8 million that were secured by pledges of our equity in such subsidiaries, and no other secured indebtedness, and a limited unsecured (10%) guarantee of approximately $215.2 million of subsidiary indebtedness.

Covenants	The supplemental indentures governing the notes will include certain restrictions on liens and mergers, consolidations and transfers of substantially all of our assets. These covenants are subject to important qualifications and exceptions. See “Description of Notes—Certain Covenants” in this prospectus supplement.

Absence of Public Market for the Notes	Each series of notes is a new issue of securities with no established trading market. We do not intend to apply to list either series of notes on any securities exchange or include either series of notes in any automated quotation system. Accordingly, a liquid market for the notes may not develop. The underwriters have advised us that they currently intend to make a market in each series of notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $1.081 billion, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness. Affiliates of the underwriters may receive a portion of the net proceeds to the extent we use net proceeds to repay indebtedness under which certain of the underwriters or their affiliates are lenders. See “Use of Proceeds.”

Form and Denomination	The notes will be issued in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Book-Entry Form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances. See “Book-Entry, Delivery and Form.”

Trustee	Deutsche Bank Trust Company Americas.

Governing Law	New York.

Risk Factors	In evaluating an investment in the notes, you should carefully consider, along with the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, the specific factors set forth under “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016 incorporated herein by reference for risks involved with an investment in the notes.

RISK FACTORS

An investment in the notes involves certain risks. You should carefully consider the risks described below and in the accompanying prospectus, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial condition or results of operations. The trading price of the notes could decline due to any of these risks, and you may lose all or a substantial part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless the context otherwise requires, as used in this “Risk Factors” section, “we,” “our,” and “us” refer to Air Lease Corporation only and not to its subsidiaries. For purposes of this section, the term “indenture” as it relates to a particular series of notes refers to the indenture, dated October 11, 2012, between us and Deutsche Bank Trust Company Americas, as trustee, together with the respective supplemental indenture that will establish and govern the terms of such series of notes offered hereby.

Risks Relating to Our Indebtedness and the Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We and our subsidiaries have, and after the offering of the notes will continue to have, a significant amount of indebtedness. As of September 30, 2017, our total consolidated indebtedness, net of discounts and issuance costs, was approximately $9.2 billion. As of November 10, 2017, our total consolidated indebtedness, net of discounts and issuance costs, was approximately $9.3 billion and we expect this amount to grow as we acquire more aircraft.

Subject to the limits contained in the agreements governing our existing and future indebtedness and the indenture, we may be able to incur substantial additional debt from time to time to finance aircraft, working capital, capital expenditures, investments or acquisitions, and for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our level of debt could have important consequences to the holders of the notes, including the following:

•	making it more difficult for us to satisfy our payment obligations with respect to the notes and our other debt;

•	limiting our ability to obtain additional financing to fund the acquisition of aircraft or for other corporate requirements;

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for dividends, aircraft acquisitions and other general corporate purposes;

•	increasing our vulnerability to general negative economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our various credit facilities, are at variable rates of interest;

•	limiting our flexibility in planning for and reacting to changes in the aircraft industry;

•	placing us at a disadvantage compared to other competitors; and

•	increasing our cost of borrowing.

In addition, certain agreements governing our existing indebtedness contain financial maintenance covenants that require us to satisfy certain ratios and maintain minimum net worth, and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, may result in the acceleration of some or all our debt, including the notes.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal of, premium, if any, or interest on our indebtedness, including the notes.

As of September 30, 2017, after giving effect to this offering, we would have had approximately $10.3 billion in consolidated debt outstanding, net of discounts and issuance costs, and we expect this amount to grow as we acquire more aircraft. Unless extended or refinanced, a substantial amount of our outstanding indebtedness may mature or fully amortize before the maturity of the notes offered hereby. If our cash flows and capital resources are insufficient to fund our debt service obligations, and if we are unable to refinance our maturity debt on acceptable terms, we could face substantial liquidity problems and could be forced to reduce or delay aircraft purchases or to dispose of material assets or leases, or seek additional debt or equity capital or to restructure our indebtedness, including the notes. We may not be able to effect timely any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. Certain agreements governing our existing indebtedness restrict our ability to dispose of assets and use the proceeds from those dispositions. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See “Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt” and “—Contractual Obligations” and Note 2 to our Consolidated Financial Statements, each in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and “Part I. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt” and “—Contractual Obligations” and Note 4 to our Consolidated Financial Statements, each in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which are incorporated herein by reference.

In addition, we conduct substantially all of our operations through our subsidiaries. None of our subsidiaries will guarantee or otherwise be obligated to pay any of our obligations under the notes. For the nine months ended September 30, 2017, our subsidiaries generated substantially all of our consolidated revenue and operating cash flow. As of September 30, 2017, our subsidiaries held 100% of our aircraft assets and had approximately $557.9 million of total indebtedness, all of which is structurally senior to the notes, and we have provided a limited (10%) unsecured guarantee of approximately $215.2 million of certain of our subsidiary secured term loans. Our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose; however, our subsidiaries have covenanted to become guarantors of certain of our other outstanding indebtedness in certain circumstances and may in the future guarantee other indebtedness of ours. Repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividends, distributions or otherwise. Our subsidiaries may not be able to, or may not be permitted to, make distributions to us sufficient to enable us to make payments in respect of our indebtedness, and to the extent our subsidiaries have provided guarantees of our other indebtedness, the notes will be structurally subordinated to such guaranteed indebtedness. Each subsidiary is a distinct legal entity, and legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes. For additional risks related to our subsidiaries’ ability to make payments and distributions to us, see the risk factor titled “Certain of our subsidiaries may be restricted in their ability to make distributions to us which would negatively affect our financial condition and cash flow” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated herein by reference. Also, as of September 30, 2017, we had pledged our interests in our subsidiaries to secure our guarantees of approximately $342.8 million of subsidiary indebtedness. Any foreclosure on these interests by our lenders could reduce our cash available to pay our obligations under the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our indebtedness, we will be in default and holders of our debt securities or our lenders, as applicable, may be able to declare such indebtedness to be due and payable, terminate commitments to lend money, foreclose against the assets, if any, securing such indebtedness or pursue other remedies, including potentially forcing us into bankruptcy or liquidation. All of these events could result in you losing your entire investment in the notes.

The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes.

The indenture governing the notes, among other things, does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness, including secured indebtedness (subject to compliance with the lien covenant), that is senior to or equal in right of payment to the notes;

•	limit our subsidiaries’ ability to incur secured (subject to compliance with the lien covenant) or unsecured indebtedness, which would be structurally senior to the notes;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

For these reasons, you should not consider the lien or merger and consolidation covenants in the indenture as significant factors in evaluating whether to invest in the notes.

Negative changes in our credit ratings may limit our ability to secure financing, increase our borrowing costs and adversely affect the market value and liquidity of your notes.

We are currently subject to periodic review by independent credit rating agencies Standard & Poor’s Rating Services (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Ratings (“Kroll”), each of which currently maintains investment grade credit ratings with respect to our company and certain of our debt securities, and we may become subject to periodic review by other independent credit rating agencies in the future. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause S&P, Fitch or Kroll, or, in the future, other rating agencies, to downgrade or withdraw our debt credit rating generally, and/or the ratings on the notes, which could adversely impact the trading prices for, and/or the liquidity of, the notes.

The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of the applicable rating agency at the time the rating is issued. We cannot assure you that these credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s sole judgment, circumstances so warrant. Ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the trading prices for, or liquidity of, the notes, increase our corporate borrowing costs and limit our access to the capital markets and result in more restrictive covenants in future debt agreements.

The credit ratings assigned to each series of notes may not reflect all risks of an investment in the applicable notes.

The credit ratings assigned to each series of notes will reflect the rating agencies’ assessments of our ability to make payments on the applicable notes when due. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

The notes will be effectively subordinated to our secured indebtedness to the extent of the value of the property securing that indebtedness.

The notes will not be secured by any of our or our subsidiaries’ assets. As a result, the notes will be effectively subordinated to our and such subsidiary’s indebtedness with respect to the assets that secure such indebtedness. As of September 30, 2017, we had guarantees of subsidiary indebtedness of approximately $342.8 million secured by pledges of the equity of our subsidiaries, and our subsidiaries had approximately $557.9 million of secured indebtedness outstanding. In addition, we and our subsidiaries may incur additional secured debt in the future. As a result of this effective subordination, upon a default in payment on, or the acceleration of, any of this secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or any subsidiary or subsidiaries, the proceeds from the sale of assets securing our or our subsidiaries’ secured indebtedness or guarantees will only be available to pay obligations on the notes and other senior unsecured obligations after such secured debt has been paid in full. Consequently, the holders of the notes may receive less, ratably, than the holders of secured or guaranteed debt in the event of our or our subsidiaries’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries.

The notes will not be guaranteed by any of our subsidiaries and our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. However, our subsidiaries have covenanted to become guarantors of certain of our other indebtedness in certain circumstances and may in the future guarantee other indebtedness of ours. Accordingly, the notes will be structurally subordinated to all indebtedness and other obligations of any subsidiary, including any guarantees issued by such subsidiaries, such that in the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of that subsidiary’s creditors (including secured creditors and trade creditors) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment. The indenture does not contain any limitations on the ability of our subsidiaries to incur or guarantee additional indebtedness or the amount of other liabilities, such as trade payables, that may be incurred or guaranteed by these subsidiaries.

For the nine months ended September 30, 2017, our subsidiaries generated substantially all of our consolidated revenue and operating cash flow. As of September 30, 2017, our subsidiaries held 100% of our aircraft assets and had approximately $557.9 million of total indebtedness, all of which is structurally senior to the notes.

We may not be able to repurchase the notes upon a Change of Control Repurchase Event, and not every change of control or other significant transaction will constitute a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event, unless we have exercised our right to redeem all of the notes of a series, each holder of the notes of such series will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes and any other indebtedness that may be required to be repaid or repurchased as a result of such event. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. A default under the indenture could also lead to a default under the agreements governing our existing or future indebtedness. See “Description of Notes—Repurchase Upon Change of Control Repurchase Event.”

Additionally, under certain of the agreements governing our other indebtedness, a change of control (as defined therein) may constitute an event of default thereunder, but not constitute a Change of Control Repurchase Event with respect to the notes, and may permit the lenders to accelerate the maturity of such indebtedness or may require us to offer to purchase such other indebtedness, often at a premium. In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture, constitute a Change of Control Repurchase Event that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a change of control may occur is upon the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to determine that such holder may require us to repurchase its notes as a result of a sale of all or substantially all of our consolidated assets to another person may be uncertain.

An active trading market may not develop for either series of notes.

Each series of notes is a new issue of securities for which there is no established trading market. We do not intend to apply to list either series of notes on any securities exchange or include either series of notes in any automated quotation system. Certain underwriters may make a market in the notes as permitted by applicable laws and regulations. The underwriters have advised us that they intend to make a market in each series of notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in each a series of notes and, if commenced, they may discontinue their market-making activities at any time without notice.

Therefore, an active market for either series of notes may not develop or be maintained, which could adversely affect the market price and liquidity of the notes. In that case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price. The liquidity of any market for a series of notes will depend on a number of factors, including but not limited to:

•	the amount of notes of such series issued;

•	the number of holders of the notes of such series and their intent to hold notes to maturity or for shorter periods;

•	our operating performance and financial condition;

•	the prospects for companies in our industry generally;

•	the markets for such series of notes and similar securities and the state of credit markets generally;

•	the interest of securities dealers in making a market in such series of notes; and

•	prevailing interest rates and yields on alternative investments.

We cannot assure you that an active market for either series of notes will develop or will continue, if developed.

The market value of the notes may be subject to substantial volatility.

Historically, the debt market has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for each series of notes may not be free from similar disruptions and any such disruptions could adversely affect the prices at which the holders of notes may sell their notes. The debt market can experience sudden and sharp price swings, which can be exacerbated by factors such as (i) large or sustained sales by major investors in debt, (ii) a default by a high-profile issuer, (iii) civil, geopolitical, and regional economic events or (iv) simply a change in investors’ psychology regarding debt. Such turmoil in the debt markets may cause a reduction of liquidity in the secondary market for your notes.

A real or perceived economic downturn could cause a decline in the market value of the notes. Moreover, if one of the major rating agencies lowers its credit rating on us or either series of notes, the market value of such series of notes will likely decline. Therefore, holders of the notes may be unable to sell their notes at a particular time or, in the event they are able to sell their notes, the price that they receive when they sell may not be favorable.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

Redemption may adversely affect your return on the notes, and you will have reinvestment risks.

As described under “Description of Notes—Optional Redemption,” we may redeem the notes at our option, in whole or in part at any time and from time to time, at the applicable redemption price described therein. Consequently, we may choose to redeem your notes at times when prevailing interest rates are lower than the interest rate paid on your notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable debt instrument at an effective interest rate or yield as high as the interest rates or yield on your notes being redeemed.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $1.081 billion, after deducting the underwriting discount and estimated offering expenses payable by us.

We currently intend to use the net proceeds of this offering for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness. Affiliates of the underwriters may receive a portion of the net proceeds to the extent we use net proceeds to repay indebtedness under which certain of the underwriters or their affiliates are lenders. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and capitalization as of September 30, 2017:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale of the notes, after deducting the underwriting discount and estimated offering expenses payable by us, but not the application of the net proceeds therefrom. See “Use of Proceeds.”

You should read the information set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, which are incorporated herein by reference.

	As of September 30, 2017 (Unaudited)
(in thousands, except share amounts)	Actual	As adjusted
Cash and cash equivalents	$226,019	$1,307,270
Restricted cash	19,411	19,411

Existing debt financing, net of discounts and issuance costs(1)	$9,237,320	$9,237,320
2.750% Senior Notes due 2023 offered hereby, net of discount and estimated issuance costs	—	590,226
3.625% Senior Notes due 2027 offered hereby, net of discount and estimated issuance costs	—	491,025

Debt financing, net of discounts and estimated issuance costs	$9,237,320	$10,318,571
Shareholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized, no shares issued or outstanding, actual and as adjusted	—	—
Class A common stock, $0.01 par value; 500,000,000 shares authorized, 103,239,538 shares issued and outstanding	1,032	1,032
Class B non-voting common stock, $0.01 par value; 10,000,000 shares authorized, no shares issued or outstanding	—	—
Paid-in capital	2,248,950	2,248,950
Retained earnings	1,405,601	1,405,601

Total shareholders’ equity	$3,655,583	$3,655,583

Total capitalization	$12,892,903	$13,974,154

(1)	As of November 10, 2017, our total consolidated indebtedness outstanding, net of discounts and issuance costs, was approximately $9.3 billion.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of net income before income taxes and fixed charges, less interest capitalized during the period. “Fixed charges” consist of interest expense, interest capitalized during the period and an interest factor of rents. The interest factor of rents consists of one-third of rent expense, which we deem to be representative of the interest factor inherent in rents.

	Nine Months Ended September 30, 2017	Year Ended December 31,
	(Unaudited)	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	2.64	2.65	2.15	2.33	2.16	2.10

DESCRIPTION OF NOTES

This description of the particular terms of the 2.750% Senior Notes due 2023 and the 3.625% Senior Notes due 2027 offered by this prospectus supplement (the “2023 Notes” and the “2027 Notes”, respectively, each a “series” of notes and, collectively, the “Notes”, which term shall include the Notes issued on the Issue Date and any Additional Notes) supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the debt securities under “Description of Debt Securities” in the accompanying prospectus (the “Base Prospectus”).

General

The 2023 Notes and 2027 Notes will initially be issued in an aggregate principal amount of $600,000,000 and $500,000,000, respectively. The Notes will be senior unsecured debt securities. We will issue the Notes under an indenture dated as of October 11, 2012 (the “Base Indenture”) between us and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as it may be amended or supplemented in accordance with its terms, including pursuant to the supplemental indenture that relates to the 2023 Notes or the 2027 Notes, as applicable, that will set forth and govern the terms of the 2023 Notes or 2027 Notes offered hereby, as applicable, (each a “Supplemental Indenture” and each Supplemental Indenture together with the Base Indenture, the “Indenture” as it relates to the applicable series of Notes), as well as the terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The issue date of the notes will be November 20, 2017 (the “Issue Date”).

The Indenture does not limit the amount of debt securities that may be issued thereunder, nor does it limit the amount of other debt or other securities that we or our Subsidiaries may issue. We may, from time to time, without the consent of the holders of the Notes of either series, issue Notes of a particular series under the Indenture in addition, and with identical terms (other than the public offering price, issue date and in some cases first interest payment date), to the Notes of that series offered by this prospectus supplement (the “Additional Notes”), provided such Additional Notes are fungible with the Notes of that series offered hereby or are issued under separate CUSIP numbers (or other relevant identifying numbers). The statements in this prospectus supplement concerning the Notes and the Indenture are not complete and you should refer to the provisions in the Indenture, which are controlling. Whenever we refer to provisions of the Indenture, those provisions are incorporated in this prospectus supplement by reference as a part of the statements we are making, and the statements are qualified in their entirety by these references. To the extent any provision of either Supplemental Indenture is inconsistent with any provision of the Base Indenture, the applicable Supplemental Indenture shall govern with respect to that series of Notes.

You will find the definitions of capitalized terms used in this “Description of Notes” under the heading “Description of Notes—Certain Definitions” herein. For purposes of this “Description of Notes,” references to “the Company,” “we,” “our” and “us” refer only to Air Lease Corporation and not to its Subsidiaries. Air Lease Corporation is the issuer of all of the notes offered under this prospectus supplement. Certain defined terms used in this “Description of Notes” but not defined herein have the meanings assigned to them in the Indenture.

Maturity

The 2023 Notes will mature on January 15, 2023 and the 2027 Notes will mature on December 1, 2027.

Interest

The 2023 Notes will bear interest at the rate of 2.750% per year and the 2027 Notes will bear interest at the rate of 3.625% per year. Interest on the Notes will accrue from and including November 20, 2017. We will pay interest on the 2023 Notes semi-annually in arrears on January 15 and July 15 of each year to the person in whose name the 2023 Note is registered at the close of business on the preceding January 1 or July 1, respectively. We will pay interest on the 2027 Notes semi-annually in arrears on June 1 and December 1 of each year to the person in whose name the 2027 Note is registered at the close of business on the preceding May 15 or November 15, respectively. We will make the first interest payment on the 2023 Notes on July 15, 2018. We will make the first interest payment on the 2027 Notes on June 1, 2018.

Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date, stated maturity date or redemption date of a Note is not a business day, the payment otherwise required to be made on such date may be made on the next business day with the same force and effect as if made on such interest payment date, stated maturity date or redemption date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such interest payment date, stated maturity date or redemption date, as the case may be. All payments will be made in United States dollars.

Ranking

The Notes will be senior obligations of the Company and will rank equal in right of payment with any existing and future senior indebtedness of the Company, without giving effect to collateral arrangements. The Notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the value of the pledged assets and will be structurally subordinated to all indebtedness and other liabilities of any Subsidiary. The Notes will be senior in right of payment to any existing and future obligations of the Company that are expressly subordinated or junior in right of payment to the Notes pursuant to a written agreement.

Denominations

The authorized minimum denominations of the Notes will be $2,000 or any amount in excess of $2,000 which is an integral multiple of $1,000.

Optional Redemption

The Company may redeem the 2023 Notes at its option, in whole or in part, on any date prior to December 15, 2022, at a redemption price equal to 100% of the aggregate principal amount of the 2023 Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date. On or after December 15, 2022, the Company may redeem the 2023 Notes at its option, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the 2023 Notes plus accrued and unpaid interest, if any, to the redemption date. The Company may redeem the 2027 Notes at its option, in whole or in part, on any date prior to September 1, 2027, at a redemption price equal to 100% of the aggregate principal amount of the 2027 Notes plus the Applicable Premium, plus accrued and upaid interest, if any, to the redemption date. On or after September 1, 2027, the Company may redeem the 2027 Notes at its option, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the 2027 Notes plus accrued and unpaid interest, if any, to the redemption date. If a Note is redeemed on or after a record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the holder of record as of such record date.

The Company generally will be required to provide notices of redemption not less than 30 days but not more than 60 days before the redemption date to each holder whose Notes are to be redeemed at such holder’s registered address or otherwise in accordance with the procedures of the depositary.

Unless we default in payment of the redemption price, from and after the applicable redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee by lot in compliance with the applicable procedures of DTC, although no Note of $2,000 in principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note upon written direction by such holder.

Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was given), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.

Repurchase Upon Change of Control Repurchase Event

Upon the occurrence of a Change of Control Repurchase Event, unless we have exercised our right to redeem all of the Notes of a series as described under “Description of Notes—Optional Redemption,” we will make an offer to purchase all the Notes of such series as described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. If a Note is repurchased pursuant to a Change of Control Offer on or after a record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the holder of record as of such record date.

Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to provide a notice to each holder of Notes of such series, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date; provided, that if such Change of Control is consummated after such proposed Change of Control Payment Date and such Change of Control Offer is therefore not consummated, the Company shall make a Change of Control Offer within 30 days following the later of the consummation of such Change of Control or a Below Investment Grade Rating Event.

Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent at the address specified in the notice, or transfer such Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all Notes validly tendered and not withdrawn under its offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of the conflict.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries taken as a whole under certain circumstances. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether the Company is obligated to make an offer to repurchase the Notes as described above. Certain provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes of either series (subject to the survival of certain provisions) (“legal defeasance”) or to be released from its obligations under certain of the covenants governing the Notes of either series (“covenant defeasance”), in each case, to the extent set forth in, and subject to the terms of, the Indenture.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes of the applicable series may not be accelerated because of an Event of Default (as described in “Description of Notes—Events of Default”) with respect to the Notes of that series. If the Company exercises its covenant defeasance option, payment of the Notes of the applicable series may not be accelerated because of an Event of Default that resulted from failure of the Company to comply with its obligations under any covenant subject to defeasance, which includes the covenants described in “Description of Notes—Certain Covenants—Limitation on Liens” and the obligations of the Company under “Description of Notes—Repurchase Upon Change of Control Repurchase Event.”

In order to exercise either legal defeasance or covenant defeasance under the Indenture with respect to a series of Notes, the Indenture requires, among other conditions, that the Company irrevocably deposit with the Trustee, in trust, for the benefit of the holders, money, U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, premium, if any, and interest due on the outstanding Notes of the applicable series on the Stated Maturity or on the applicable redemption date, as the case may be. In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to such defeasance have been satisfied.

Satisfaction and Discharge

The Indenture will be discharged as to all Notes of a series and will cease to be of further effect as to all Notes of such series, when either:

(1)	all Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

  (2)    (a)       all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b)	no Default or Event of Default with respect to such series of Notes has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound;

(c)	the Company has paid or caused to be paid all sums payable or due and owing by the Company under the Indenture as it relates to the Notes of such series; and

(d)	the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to satisfaction and discharge have been satisfied.

No Sinking Fund

There will be no sinking fund in respect of the Notes.

Payments on the Notes; Paying Agent and Registrar

We have initially appointed the Trustee to act as our paying agent (the “Paying Agent”) and registrar (the “Registrar”). We may change the Paying Agent or the Registrar without prior notice to the holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Note. The registered holder of a Note will be treated as the owner of it for all purposes.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The Trustee or the Company may require a holder, among other things, to furnish appropriate endorsements and transfer documents in a form satisfactory to the Registrar and the Company. No service charge will be imposed for any registration of transfer or exchange of Notes, but holders may be required to pay a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before providing a notice of redemption with respect to Notes to be redeemed.

Certain Covenants

Limitation on Liens

Except as provided below, the Company will not, and will not permit any Subsidiary to, at any time pledge or otherwise subject to any Lien any of its or such Subsidiary’s property, tangible or intangible, real or personal

(hereinafter “property”), without thereby expressly securing the Notes (together, if the Company so chooses, with any other securities entitled to the benefit of a similar covenant) equally and ratably with any and all other indebtedness for borrowed money or Capital Leases, including any guarantee, secured by such Lien, so long as any such other indebtedness or Capital Lease shall be so secured, and the Company covenants that if and when any such Lien is created, the Notes will be so secured thereby; provided, that, this restriction shall not apply to any Lien on any property existing as of the Issue Date or to the following Liens securing indebtedness for borrowed money or Capital Leases, including any guarantee:

(1)	any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) securing Non-Recourse Indebtedness;

(2)	any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) (a) existing at the time of acquisition of such property or the entity owning such property (including acquisition through merger or consolidation), or (b) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) or to secure any indebtedness (including ECA Indebtedness) or Capital Lease incurred prior thereto, at the time of, or within 180 days (18 months in the case of Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) after, the acquisition, construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

(3)	Liens by a Subsidiary as security for indebtedness owed to the Company or any Subsidiary;

(4)	a banker’s lien or right of offset of the holder of such indebtedness in favor of any lender of moneys or holder of commercial paper of the Company or any Subsidiary in the ordinary course of business on moneys of the Company or such Subsidiary deposited with such lender or holder in the ordinary course of business;

(5)	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien existing on the Issue Date or referred to in the foregoing clauses including in connection with the refinancing of indebtedness of the Company and its Subsidiaries secured by such Lien; and

(6)	other Liens not permitted by any of subsections (1) through (5) above on any property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (6) if the aggregate principal amount of outstanding indebtedness (without duplication for any guarantee of such indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (6) subsequent to the Issue Date, including the Lien proposed to be incurred, shall exceed 20% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such indebtedness or Capital Leases.

This covenant does not limit Liens that do not secure indebtedness for borrowed money or Capital Leases.

Any lien that is granted to secure the Notes pursuant to the preceding two paragraphs will be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each lien that gave rise to such obligation to secure the Notes under the preceding two paragraphs.

Merger and Consolidation

The following description applies in lieu of the description in the Base Prospectus under the caption “Description of Debt Securities—Consolidation, Merger and Sale of Assets.” The Company will not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the Company’s properties and assets, in one or more related transactions, to any Person unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) is a Person organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia;

(2)	the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with the Indenture.

For the purpose of this covenant, Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the Company’s consolidated assets.

Events of Default

The following description applies in lieu of the description in the Base Prospectus under the caption “Description of Debt Securities—Events of Default” and “—Modification and Waiver—Waiver of Default.” “Events of Default” with regard to each series of Notes will be as follows:

(1)	default in any payment of interest on any Note of such series when due, which default continues for a period of 30 days;

(2)	default in the payment of principal of, or premium, if any, on any Note of such series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	default in the performance, or breach, of any covenant or warranty of the Company in the Indenture with respect to the Notes of such series (other than a covenant or warranty with respect to which a default in performance or breach is elsewhere in this section specifically addressed or which covenant or warranty has been included in the Indenture solely for the benefit of one or more series of notes other than the Notes of such series), and continuance of such default or breach for a period of 90 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(4)

default under any mortgage, indenture (including the Indenture) or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of the Company (or the payment of which is guaranteed by the Company) (other than indebtedness owed to any Subsidiary or Non-Recourse Indebtedness of the Company) now existing or hereafter created, which default shall constitute a failure by the Company to pay principal in an amount exceeding $200.0 million (the “Threshold Amount”) when due and payable by the Company at final stated maturity, after expiration of any applicable grace period with respect thereto (such default, a “payment default”), or shall have resulted in an aggregate principal amount of such indebtedness exceeding the Threshold Amount becoming due and payable by the Company prior to the date on which it would otherwise have become due and payable (such default, an “acceleration default”); provided, however, that in connection with any series of the Convertible Notes, (a) any conversion of such indebtedness by a holder thereof into shares of common stock, cash or a combination of cash and shares of common stock, (b) the rights of holders of such indebtedness to convert into shares of common stock, cash or a combination of cash and shares of common stock and (c) the rights of holders of such indebtedness to require any repurchase by the Company of such indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default hereunder; or

(5)	certain events of bankruptcy, insolvency or reorganization of the Company and, in the case of an involuntary insolvency proceeding, such proceeding remains unstayed for a period of 90 consecutive days.

If an Event of Default (other than an Event of Default described in clause (5) above) occurs with respect to a series of Notes and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes of such series may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series to be due and payable by notice in writing to the Company (and to the Trustee if given by holders). Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

In the event of a declaration of acceleration of a series of Notes solely because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of such series of Notes shall be automatically rescinded and annulled (i) if the default or defaults triggering such Event of Default pursuant to clause (4) shall be remedied or cured by the Company or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto, (ii) the rescission and annulment of the acceleration of such series of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all Events of Default with respect to such series of Notes, except non-payment of principal of, or premium, if any, or interest on, such Notes that have become due solely by such declaration of acceleration of the Notes of such series, have been cured or waived as provided below.

If an Event of Default described in clause (5) above occurs with respect to a series of Notes and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

The holders of a majority in principal amount of the outstanding Notes of a series may waive all past defaults with respect to such series of Notes, but may not waive a continuing default (a) in the payment of the principal of, premium, if any, or interest on any Note of such series held by a non-consenting holder (including in connection with a Change of Control Repurchase Event), or (b) in respect of a covenant or provision hereof that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note of such series affected. Pursuant to the terms of the Indenture, the holders of a majority in principal amount of outstanding Notes of such series may rescind and annul a declaration of acceleration (and its consequences) with respect to such series of Notes if (i) the Company has deposited with the Trustee a sum sufficient to pay all principal, premium, interest and funds advanced by the Trustee and the reasonable compensation, expenses and disbursements of the Trustee, its agents and its counsel, (ii) all Events of Default with respect to such series of Notes, except nonpayment of principal, premium, if any, or interest on such Notes that became due solely because of the acceleration of the Notes of such series, have been cured or waived pursuant to the Indenture and (iii) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Any application by the Trustee for written instructions from the requisite amount of holders may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under the Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions from the requisite amount of holders in response to such application specifying the action to be taken or omitted.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may institute any proceeding, judicial or otherwise, with respect to the Indenture or a series of Notes, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

(1)	an Event of Default has occurred with respect to such series of Notes and is continuing and such holder has previously given written notice to the Trustee of such Event of Default and the continuance thereof;

(2)	the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder;

(3)	such holder or holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes of such series.

No one or more of holders will have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other holders, or to obtain or to seek to obtain priority or preference over any other of holders or to enforce any right under the Indenture, except, in each case, in the manner herein provided and for the equal and ratable benefit of all holders.

Subject to certain restrictions, the holders of a majority in principal amount of the then outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes of such series. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with any law, rule, regulation or court order or the Indenture or the Notes of such series, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture and such series of Notes at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any costs, expenses and liabilities.

The Indenture provides that within 60 days following the date on which the Company becomes aware of a Default or receives notice of such Default, as applicable, if such Default is continuing, the Company will deliver a certificate to the Trustee specifying any events which would constitute a Default, their status and what action the Company is taking or proposing to take in respect thereof. The Indenture provides further that if a Default occurs and is continuing and is known to the Trustee, the Trustee will provide each holder of Notes for which the Default has occurred and is continuing notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold from the holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the holders. Further, in the case of any default in the performance, or breach, of any covenant or warranty by the Company with respect to the Notes, which default must continue for a period of 90 consecutive days after there has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate of the principal amount of outstanding Notes of a series of Notes for which the Default has occurred and is continuing, no such notice to holders must be given until at least 90 days after the occurrence thereof. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

Amendments and Waivers

The Indenture and either series of Notes may be amended as described in the Base Prospectus under “Description of Debt Securities—Modification and Waiver—Modification of Indenture”; provided that no amendment, supplement or waiver may, without the consent of each holder of Notes affected, change the time at which any Note may be redeemed or repurchased as described above under “Optional Redemption” or “Repurchase Upon Change of Control Repurchase Event,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control” or “Below Investment Grade Rating Event”); and provided further that, without the consent of any holder, the Company and the Trustee may amend the Indenture and the Notes to add to or change any of the provisions of the Indenture or the terms of the Notes to such extent as shall be necessary to permit or facilitate the issuance of Notes of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes of such series in uncertificated form, only if, in each case in this proviso, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

Certain Definitions

The following defined terms are applicable to the Notes in addition to any other defined terms in the Indenture that are not defined herein. To the extent any term defined herein or in either Supplemental Indenture is inconsistent with a defined term in the Base Indenture, this prospectus supplement and the applicable Supplemental Indenture shall govern.

“Aircraft Assets” means (x) aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre- delivery payments relating to any of the items in this clause (x); and (y) intermediate or operating leases relating to any of the items in the foregoing clause (x).

“ALC Maillot” means ALC Maillot Jaune Borrower, LLC, a Delaware limited liability company.

“ALC Warehouse” means ALC Warehouse Borrower, LLC, a Delaware limited liability company.

“Applicable Premium” means, (A) with respect to a 2023 Note on any date of redemption, the excess, if any, of (x) the present value as of such date of redemption of (i) 100% of the principal amount of such 2023 Note plus (ii) all required interest payments due on such 2023 Note through December 15, 2022 assuming such 2023 Note matured on such date (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 15 basis points, over (y) the then outstanding principal of such 2023 Note and (B) with respect to a 2027 Note on any date of redemption, the excess, if any, of (x) the present value as of such date of redemption of (i) 100% of the principal amount of such 2027 Note plus (ii) all required interest payments due on such 2027 Note through September 1, 2027 assuming such 2027 Note matured on such date (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 25 basis points, over (y) the then outstanding principal of such 2027 Note.

“Below Investment Grade Rating Event” means with respect to either series of Notes that at any time within 60 days (which period shall be extended so long as the rating of the applicable series of Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from the date of the public notice of a Change of Control or of the Company’s intention or that of any Person to effect a Change of Control, the rating on the applicable series of Notes is lowered, and such Notes are rated below an Investment Grade Rating, by (i) one Rating Agency if such Notes are rated by less than two Rating Agencies, (ii) both Rating Agencies if such Notes are rated by two Rating Agencies or (iii) at least a majority of such Rating Agencies if such Notes are rated by three or more Rating Agencies; provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles.

“Capital Stock” of a Person means all equity interests in such Person, including any common stock, preferred stock, limited liability or partnership interests (whether general or limited), and all warrants or options with respect to, or other rights to purchase, the foregoing, but excluding Convertible Notes and other indebtedness (other than preferred stock) convertible into equity.

“Change of Control” means the occurrence of any one of the following:

•	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, a direct or indirect Subsidiary, or any employee or executive benefit plan of the Company and/or its Subsidiaries, has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the total voting power of all Common Stock of the Company then outstanding and constituting Voting Stock;

•	the consummation of (i) any consolidation or merger of the Company pursuant to which the Company’s Common Stock will be converted into the right to obtain cash, securities of a Person other than the Company, or other property; or (ii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person other than a direct or indirect Subsidiary of the Company; provided, that Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the Company’s consolidated assets; provided further, however, that a transaction described in clause (i) or (ii) in which the holders of the Company’s Common Stock immediately prior to such transaction own or hold, directly or indirectly, more than 50% of the voting power of all Common Stock of the continuing or surviving corporation or the transferee, or the parent thereof, outstanding immediately after such transaction and constituting Voting Stock shall not constitute a Change of Control; or

•	the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Repurchase Event” with respect to either series of Notes means the occurrence of both a Change of Control and a Below Investment Grade Rating Event with respect to such series of Notes.

“Consolidated Tangible Assets” at any date, means the total assets of the Company and its Subsidiaries reported on the most recently prepared consolidated balance sheet of the Company filed with the Commission or delivered to the Trustee as of the end of a fiscal quarter, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Company or any of its Subsidiaries or that otherwise would be considered intangible assets under generally accepted accounting principles, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

“Convertible Notes” means indebtedness of the Company that is optionally convertible into Capital Stock of the Company (and/or cash based on the value of such Capital Stock) and/or indebtedness of a Subsidiary of the Company that is optionally exchangeable for Capital Stock of the Company (and/or cash based on the value of such Capital Stock).

“Default” means any event that is, or after the notice or passage of time or both would be, an Event of Default.

“ECA Indebtedness” means any indebtedness incurred in order to fund the deliveries of new Aircraft Assets, which indebtedness is guaranteed by one or more Export Credit Agencies, including guarantees thereof by the Company or any of its Subsidiaries.

“Export Credit Agencies” means collectively, the export credit agencies or other governmental authorities that provide export financing of new Aircraft Assets (including, but not limited to, the Brazilian Development Bank, Compagnie Francaise d’Assurance pour le Commerce Exterieur, Her Britannic Majesty’s Secretary of State acting by the Export Credits Guarantee Department, Euler-Hermes Kreditversicherungs AG, the Export-Import Bank of the United States, the Export Development Canada or any successor thereto).

“Investment Grade Rating” means a rating equal to or higher than BBB—by S&P, or the equivalent of any other Rating Agency, as applicable, or in each case the equivalent under any successor category of such Rating Agency.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any Capital Lease, upon or with respect to any property or asset of such Person.

“Non-Recourse Indebtedness” means, with respect to any Person, any indebtedness of such Person or its Subsidiaries that is, by its terms, recourse only to specific assets and non-recourse to the assets of such Person generally and that is neither guaranteed by any Affiliate (other than a Subsidiary) of such Person or would become the obligation of any Affiliate (other than a Subsidiary) of such Person upon a default thereunder, other than (i) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, (ii) recourse to the equity interests of such Person or its Subsidiaries and to a guarantee by the Company or any Affiliate of the Company that does not exceed 10% of the outstanding indebtedness of such Person and its Subsidiaries, including such a guarantee of Warehouse Facility Indebtedness, and (iii) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on indebtedness.

“Rating Agency” means S&P and any additional rating agency that provides a rating with respect to the Notes and is a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); provided, that if any such Rating Agency ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is a NRSRO.

“S&P” means Standard & Poor’s Ratings Services or any successor to its rating agency business.

“Special Purpose Aircraft Financing Entity” means a Subsidiary of the Company (x) that engages in no business other than the purchase, finance, refinance, lease, sale and management of Aircraft Assets, the ownership of Special Purpose Aircraft Financing Entities and business incidental thereto; (y) substantially all of the assets of which are comprised of Aircraft Assets and/or Capital Stock in Special Purpose Aircraft Financing Entities; and (z) that is not obligated under, or the organizational documents or financing documents of which prevent it from incurring, in each case, indebtedness for money borrowed other than indebtedness incurred to finance or refinance the purchase, lease or acquisition of Aircraft Assets and the purchase of Special Purpose Aircraft Financing Entities or the cost of construction, repair, refurbishment, modification or improvement thereof.

“Subsidiary” of any Person means (x) any corporation, association or similar business entity (other than a partnership, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof (or Persons performing similar functions) or (y) any partnership, limited liability company, trust or similar entity of which more than 50% of the capital accounts, distribution rights or total equity, as applicable, is, in the case of clauses (x) and (y), at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Treasury Rate” means as of any date of redemption of (A) the 2023 Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent statistical release designated as “H.15” under the caption “Treasury constant maturities” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to December 15, 2022; provided, however, that if the period from the redemption date to December 15, 2022 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used or (B) the 2027 Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent statistical release designated as “H.15” under the caption “Treasury constant maturities” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to September 1, 2027; provided, however, that if the period from the redemption date to September 1, 2027 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to September 1, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended from time to time) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Voting Stock” means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

“Warehouse Facility Indebtedness” means indebtedness under (i) that certain Amended and Restated Warehouse Loan Agreement, dated as of June 21, 2013 and as amended as of October 14, 2013, July 23, 2014 and December 24, 2015, among ALC Warehouse, the lenders party thereto and Credit Suisse AG, New York Branch, as Agent, and (ii) that certain Second Amended and Restated Credit Agreement, dated as of March 27, 2014, among ALC Maillot, the subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent, and Deutsche Bank Trust Company Americas, as collateral agent; in the case of each of the foregoing clauses (i) and (ii) as any such agreement may be amended, supplemented, extended, refinanced, renewed or replaced.

BOOK-ENTRY, DELIVERY AND FORM

Book-Entry Procedures

Each series of notes will be issued in the form of one or more fully registered global securities in a minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof that will be deposited with DTC in New York, New York or its nominee. This means that the Company will not issue certificates to each holder. Each global security will be issued in the name of Cede & Co., DTC’s nominee, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own notes held by DTC only through a participant.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in a global security.

DTC has provided the Company with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of notes represented by one or more global securities under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued or in other limited circumstances set forth in the indenture governing the notes.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices, if any, will be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and distributions on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Company or the paying agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each participant and not of DTC, the paying agent, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or the paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner must give notice to elect to have its notes purchased or tendered, through its participant, to the paying agent, and will effect delivery of the notes by causing the direct participant to transfer the participant’s interest in the notes, on DTC’s records, to the paying agent. The requirement for physical delivery of the notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the paying agent’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us or the paying agent. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but the Company takes no responsibility for its accuracy.

Same-day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until the Company issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. The Company can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Euroclear and Clearstream, Luxembourg

If the depositary for a global security is DTC, you may hold interests in the global notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream, Luxembourg”), in each case, as a participant in DTC.

Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. The Company has no control over those systems or their participants, and the Company takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), all in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of the notes.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion does not address the Medicare tax imposed on certain investment income. In addition, this discussion does not address U.S. federal income tax consequences relevant to a holder’s particular circumstances or consequences relevant to holders subject to particular rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. holders (defined below) whose functional currency is not the dollar;

•	persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations or governmental organizations; and

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity classified as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, entities classified as partnerships considering an investment in the notes and their partners should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND

DISPOSITION OF THE NOTES ARISING UNDER THE OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the notes who is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Payments of Interest

Payments of interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of tax accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition

A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note generally equal to the difference, if any, between the amount realized (equal to the cash and the fair market value of any property received in exchange for the note, less amounts attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note. Any gain or loss recognized on the taxable disposition of a note will be a capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the note for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. holder generally will be subject to information reporting when such holder receives payments on the notes or receives proceeds from the sale or other disposition of the notes (including a redemption or retirement of the notes). A U.S. holder will be subject to backup withholding with respect to payments of the foregoing amounts if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	in the case of interest, is notified by the IRS that the holder has previously failed to properly report payments; or

•	in the case of interest, fails to certify, under penalties of perjury, that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Certain U.S. holders are exempt from backup withholding, including corporations. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. holder.

Payments of Interest

Subject to the discussion below on backup withholding and Sections 1471-1474 of the Code (commonly referred to as “FATCA”), interest paid on a note to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income or withholding tax provided that:

•	the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•	the non-U.S. holder is not a controlled foreign corporation related to us through actual or constructive stock ownership and is not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	either (1) the non-U.S. holder certifies in a statement provided to us or the paying agent under penalties of perjury that it is not a “United States person” within the meaning of the Code and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the non-U.S. holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides a copy of such statement to us or our paying agent; or (3) the non-U.S. holder holds its note directly through a “qualified intermediary” and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder that is not effectively connected with a United States trade or business generally will be subject to a 30% U.S. federal income and withholding tax. However, a non-U.S. holder may be entitled to a partial or complete exemption from such tax under an applicable tax treaty. To claim such an exemption, the non-U.S. holder must provide the applicable withholding agent with a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming the benefit of an income tax treaty between the United States and the non-U.S. holder’s country of residence. Non-U.S. holders that do not timely provide the applicable withholding agent the required certification, but that qualify for a reduced income treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable) and the non-U.S.

holder provides the applicable withholding agent with a properly completed and duly executed IRS Form W-8ECI, such interest will not be subject to U.S. federal withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on such interest in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a corporation, the non-U.S. holder may be subject to a branch profits tax on its effectively connected earnings and profits, subject to adjustments, at a rate of 30% (or such lower rate specified by an applicable income tax treaty). Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition

Subject to the discussion below on backup withholding and FATCA, a non-U.S. holder will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange, retirement, redemption or other taxable disposition of the notes (other than any amount allocable to accrued and unpaid interest, which generally will be treated as interest and subject to the rules discussed above in “—Payments of Interest”) unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such holder was a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year, subject to adjustments.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of a note.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

A non-U.S. holder generally will not be subject to backup withholding with respect to payments of interest made to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a “United States person” within the meaning of the Code, and the holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns will be filed with the IRS in connection with any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition (including a retirement or a redemption) of the notes within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a disposition of the notes outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN, W-8BEN-E, or another applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s U.S. federal income tax liability, if any, or may claim a refund if certain information is timely provided to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. These withholding rules generally apply to payments of interest on the notes regardless of when they are made and are expected to apply to payments of gross proceeds from a sale or other disposition of the notes made on or after January 1, 2019. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

CERTAIN CONSIDERATIONS APPLICABLE TO ERISA, GOVERNMENTAL AND OTHER PLAN

INVESTORS

A fiduciary of (i) a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account (“IRA”) or a Keogh plan) that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) or (ii) an entity whose underlying assets are considered to include “plan assets” (within the meaning of ERISA or any applicable Similar Law) of any such plan (each of (i) and (ii), a “Plan”) or other person proposing to invest in the notes should consider this section carefully.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or any authority or control over the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan (within the meaning of Section 3(21) of ERISA).

A fiduciary of a Plan should consider, among other things, fiduciary standards under ERISA, the Code or any applicable Similar Law in the context of the particular circumstances of such Plan before authorizing an investment in the notes with the assets of any Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Law. A fiduciary of a Plan should also consider whether the investment is in accordance with the documents and instruments governing the Plan.

In addition, a fiduciary of a Plan should consider the fact that none of the Company, the underwriters or any of our or their respective affiliates (each, a “Transaction Party”) will act as a fiduciary to any Plan with respect to the Plan’s decision to invest in the notes. None of the Company, the underwriters or any of our or their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to any Plan’s decision to invest in the notes.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in certain transactions (referred to as “prohibited transactions”) involving “plan assets” (within the meaning of ERISA) with persons who have certain specified relationships to the ERISA Plan (including “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). If we (or an affiliate) are considered a party in interest or disqualified person with respect to an ERISA Plan, then the investment in notes by the ERISA Plan may give rise to a prohibited transaction; provided, that the purchase and holding of notes by an ERISA Plan may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving life insurance company general accounts) and PTCE 96-23 (for certain transactions determined by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide exemptive relief for certain purchases and sales of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. Furthermore, newly issued class exemptions, such as the “Best Interest Contract Exemption” (PTCE 2016-01), if they become effective, may provide relief for certain transactions involving certain investment advisers who may be considered fiduciaries.

Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Even if the conditions for relief under such exemptions were satisfied, however, there can be no assurance that such exemptions would apply to all of the prohibited transactions that may be deemed to arise in connection with an ERISA Plan’s investment in the notes. If an ERISA Plan engages in a non-exempt prohibited transaction, the transaction may require “correction” and may cause the ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Similar Laws may impose similar limitations on Plans that are not subject to ERISA or the Code.

Representations

By purchasing and holding the notes, each purchaser and subsequent transferee shall be deemed to represent that (a) either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes or any interest therein constitutes assets of any ERISA Plan or (ii) the purchase and the holding of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (b) each purchaser or transferee that is, or is acquiring a note or any interest therein with the assets of, an ERISA Plan will be deemed to represent, warrant and acknowledge, for so long as it holds such investment, that a fiduciary independent of the Transaction Parties (the “Fiduciary”) acting on the ERISA Plan’s behalf is and at all times will be responsible for its decision to invest in and hold the notes as contemplated hereby and that such Fiduciary (i) is either a U.S. bank, a U.S. insurance carrier, a U.S. registered investment adviser, a U.S. registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, in each case under the requirements specified in the U.S. Code of Federal Regulations, 29 C.F.R. Section 2510.3-21(c)(1)(i), as amended from time to time, (ii) in the case of an ERISA Plan that is an IRA, is not the IRA owner, beneficiary of the IRA or relative of the IRA owner or beneficiary, (iii) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the notes, (iv) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire and hold the notes, (v) has exercised independent judgment in evaluating whether to invest the assets of the ERISA Plan in the notes, (vi) understands and has been fairly informed of the existence and the nature of the financial interests of the Transaction Parties in connection with the ERISA Plan’s acquisition of the notes, (vii) understands that the Transaction Parties are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity to the ERISA Plan in connection with the ERISA Plan’s acquisition or holding of the notes and (viii) confirms that no fee or other compensation will be paid directly to any of the Transaction Parties by the ERISA Plan, or any fiduciary, participant or beneficiary of the ERISA Plan, for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s acquisition of, or holding of an interest in, the notes.

Employee benefit plans that are governmental plans and non-U.S. plans are not subject to ERISA requirements. However, Similar Laws governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed above. By purchasing and holding the notes, each purchaser and subsequent transferee shall be deemed to represent that neither the purchase nor the holding of the notes will violate any applicable Similar Laws.

If you are the fiduciary or other person considering whether to purchase and hold the notes on behalf of, or with the assets of, any Plan, you should consult your own legal counsel for further guidance. Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA and do not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of notes to a Plan is in no respect a representation by us, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any Plan.

UNDERWRITING

J.P. Morgan Securities LLC, Lloyds Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of 2023 Notes	Principal Amount of 2027 Notes
J.P. Morgan Securities LLC	$90,000,000	$75,000,000
Lloyds Securities Inc.	90,000,000	75,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	90,000,000	75,000,000
Mizuho Securities USA LLC	90,000,000	75,000,000
BMO Capital Markets Corp.	16,000,000	13,333,000
BNP Paribas Securities Corp.	16,000,000	13,333,000
Citigroup Global Markets Inc.	16,000,000	13,338,000
Commonwealth Bank of Australia	16,000,000	13,333,000
Fifth Third Securities, Inc.	16,000,000	13,333,000
Goldman Sachs & Co. LLC	16,000,000	13,333,000
ICBC Standard Bank Plc	16,000,000	13,333,000
KeyBanc Capital Markets Inc.	16,000,000	13,333,000
Loop Capital Markets LLC	16,000,000	13,333,000
Morgan Stanley & Co. LLC	16,000,000	13,333,000
MUFG Securities Americas Inc.	16,000,000	13,333,000
RBC Capital Markets, LLC	16,000,000	13,333,000
SG Americas Securities, LLC	16,000,000	13,333,000
SunTrust Robinson Humphrey, Inc.	16,000,000	13,333,000
Wells Fargo Securities, LLC	16,000,000	13,333,000

Total	$600,000,000	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at such prices less a concession not in excess of 0.360% of the principal amount of the 2023 notes and 0.390% of the principal amount of the 2027 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering prices of up to 0.240% of the principal amount of the 2023 notes and 0.260% of the principal amount of the 2027 notes. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $900,000 and are payable by us.

New Issue of Notes

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of either series of notes on any securities exchange or for inclusion of either series of notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in each series of notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about November 20, 2017, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, until the closing date, without first obtaining the prior written consent of the representatives, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of the underwriters may receive a portion of the net proceeds to the extent we use net proceeds to repay indebtedness under which certain of the underwriters or their affiliates are lenders.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ICBC Standard Bank Plc may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Notwithstanding anything to the contrary in the underwriting agreement, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell notes constituting part of its allotment solely outside the United States.

Commonwealth Bank of Australia (“CBA”) is not a United States registered broker-dealer. To the extent CBA intends to effect sales of notes in the United States, it will do so through one or more United States registered broker-dealers in accordance with the applicable United States securities laws and regulations.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State no offer of notes which are the subject of the offering contemplated by this prospectus supplement may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Company for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act, as amended (the “Financial Instruments and Exchange Act”), and the notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Directive) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, the notes may not be offered other than by an underwriter that:

(a)	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA is complied with or does not apply; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the notes offered by this prospectus supplement will be passed upon for us by O’Melveny & Myers LLP. Certain matters will be passed upon for us by our in-house legal counsel. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy the material we file with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of prescribed fees, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public free of charge on the SEC’s website at www.sec.gov.

Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation

General Counsel and Corporate Secretary

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

(310) 553-0555

INCORPORATION BY REFERENCE

This prospectus supplement and the accompanying prospectus “incorporate by reference” certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be considered to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent a statement contained in this prospectus supplement, the accompanying prospectus or in any other document filed subsequent to such statement that is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Without limitation of the foregoing, market and industry data and information and forecasts incorporated by reference or stated herein shall be deemed to replace the market and industry data and information and forecasts included in any prospectus supplement previously filed prior to this offering.

We incorporate by reference the following documents that we have filed with the SEC, except to the extent that information in such documents is updated or superseded by information contained in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed with the SEC on February 23, 2017);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed with the SEC on February 23, 2017) from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 21, 2017);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017 (filed with the SEC on May 4, 2017, August 3, 2017 and November 9, 2017, respectively); and

•	our Current Reports on Form 8-K filed with the SEC on February 24, 2017 (with respect to Item 5.02 and Exhibit 10.1 of Item 9.01 only), March 2, 2017 (with respect to Exhibit 1.1 of Item 9.01 only), March 8, 2017, May 5, 2017 (with respect to Item 5.07 only), June 6, 2017 (with respect to Exhibit 1.1 of Item 9.01 only) and June 12, 2017.

In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the completion or termination of the offering of the notes made under this prospectus supplement. We will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports. You may request copies, at no cost, of any and all of the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including any future filings, by writing or telephoning our General Counsel and Corporate Secretary at the address and telephone number set forth above under “Where You Can Find More Information.”

These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.airleasecorp.com. Except for the documents described above, information included or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

AIR LEASE CORPORATION

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

Depositary Shares

Rights

Purchase Contracts

Units

Offered, from time to time, by Air Lease Corporation

and

4,880,463 Shares

of

Class A Common Stock

Offered, from time to time, by the Selling Stockholders

From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

In addition, the selling stockholders identified in this prospectus may, from time to time, offer and sell up to 4,880,463 shares of our Class A Common Stock. The selling stockholders acquired the shares of Class A Common Stock offered by this prospectus in a private placement. We are registering the offer and sale of the shares of Class A Common Stock by the selling stockholders to satisfy registration rights we granted to the selling stockholders. The registration of these shares of our Class A Common Stock does not necessarily mean that any of our Class A Common Stock will be sold by the selling stockholders. We will not receive any proceeds from the resale of shares of Class A Common Stock from time to time by the selling stockholders, but we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders, except that we will not bear any brokers’ or underwriters’ discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

This prospectus provides a general description of the securities we may offer. We may provide the specific terms of the securities to be offered in prospectus supplements and/or in free writing prospectuses accompanying this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement and/or in a free writing prospectus. Supplements and/or free writing prospectuses may also add, update or change information in this prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein, before you invest in our securities.

Our Class A Common Stock is listed on the New York Stock Exchange, or NYSE, under the symbol “AL.” Any Class A Common Stock issued pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the NYSE or a successor thereof. The applicable prospectus supplement and/or free writing prospectus will contain information, where applicable, as to the listing of any other securities on any securities exchange.

Investment in any securities offered by this prospectus involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 5 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and/or free writing prospectus and the risk factors included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 6, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings and the selling stockholders may sell up to 4,880,463 shares of Class A Common Stock in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including the selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any securities, you should carefully read both this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Incorporation by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor any selling stockholder are making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, when this prospectus, any prospectus supplement or any free writing prospectus uses the terms “Company,” “ALC,” “we,” “our” and “us” refer to Air Lease Corporation and its consolidated subsidiaries. Our fiscal year ends on December 31. When this prospectus, any prospectus supplement or any free writing prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

The information in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning market share, ranking, industry data and forecasts is obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC’s website at www.sec.gov.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy the material we file with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of prescribed fees, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public free of charge on the SEC’s website at www.sec.gov.

Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. We may post information that is important to investors on our website. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation

General Counsel and Corporate Secretary

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

(310)  553-0555

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (filed with the SEC on February 26, 2015);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 18, 2015);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015 (filed with the SEC on May 7, 2015 and August 6, 2015, respectively);

•	our Current Reports on Form 8-K filed with the SEC on January 9, 2015, January 14, 2015, March 9, 2015, April 23, 2015, May 8, 2015 (with respect to Item 5.07 only), June 2, 2015 and August 18, 2015; and

•	the description of our Class A Common Stock included in our Registration Statement on Form 8-A filed on April 4, 2011.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the address and telephone number set forth above under “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this prospectus, including the documents incorporated by reference herein, are forward-looking statements. These statements may include words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events or trends. For example, all statements we make relating to our plans and objectives for future operations, growth or initiatives and strategies are forward-looking statements.

These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;

•	our inability to sell aircraft on favorable terms;

•	our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to obtain refinancing prior to the time our debt matures;

•	impaired financial condition and liquidity of our lessees;

•	deterioration of economic conditions in the commercial aviation industry generally;

•	increased maintenance, operating or other expenses or changes in the timing thereof;

•	changes in the regulatory environment; and

•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and we cannot predict all of them. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2014, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. These forward-looking statements speak only as of the date on which they are made and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

AIR LEASE CORPORATION

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California. We are principally engaged in purchasing new commercial jet transport aircraft directly from aircraft manufacturers and leasing those aircraft to airlines throughout the world. In addition to our leasing activities, we sell aircraft from our operating lease portfolio to third parties, including other leasing companies, financial services companies and airlines. We also provide fleet management services to investors and owners of aircraft portfolios for a management fee. For additional information about our business, operations and financial results, see the documents listed under “Incorporation by Reference.”

Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. We may post information that is important to investors on our website. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement or free writing prospectus, you should carefully consider the following risk factor together with any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Sales of our Class A Common Stock by existing stockholders, or the perception that these sales may occur, especially by directors, executive officers or significant stockholders of Air Lease, may cause our stock price to decline.

If our existing stockholders, in particular our directors, executive officers or other affiliates, sell substantial amounts of our Class A Common Stock in the public market, or are perceived by the public market as intending to sell, the trading price of our Class A Common Stock could decline. In addition, sales of these shares of Class A Common Stock could impair our ability to raise capital, should we wish to do so. Up to 4,880,463 shares of our Class A Common Stock may be sold pursuant to this prospectus by the selling stockholders, which represents approximately 4.8% of our outstanding Class A Common Stock as of September 1, 2015. We cannot predict the timing or amount of future sales of our Class A Common Stock by selling stockholders named in this prospectus, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our Class A Common Stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	Six Months Ended June 30, 2015 (Unaudited)	Year Ended December 31,				For the Period from Inception to December 31, 2010
		2014	2013	2012	2011
Ratio of earnings to fixed charges	1.85	2.33	2.16	2.10	2.05	—	(1)

(1)	For the period from inception to December 31, 2010, earnings were insufficient to cover fixed charges by $62.7 million.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities by us. Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of our securities by us offered by this prospectus for general corporate purposes or the repayment of indebtedness. The net proceeds may be invested temporarily or applied to repay debt until they are used for their stated purpose or for general corporate purposes.

We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. Any proceeds from the sale by the selling stockholders of the shares of Class A Common Stock offered by this prospectus will be received by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of the shares of Class A Common Stock to be sold by the selling stockholders offered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities on a senior basis under an indenture, dated as of October 11, 2012, by and among the Company and Deutsche Bank Trust Company Americas (the “trustee”), as may be amended and supplemented from time to time.

The following summary of the terms of our debt securities and the indenture sets forth certain general terms that apply to the debt securities, except to the extent modified with respect to one or more series of debt securities to be issued under the indenture. The particular terms of any series of debt securities will be described in the prospectus supplement and/or free writing prospectus relating to those debt securities. To the extent that any description in a prospectus supplement or in a free writing prospectus of particular terms of debt securities or of the indenture differs from this description, this description will be deemed to have been superseded by the description in that prospectus supplement or in that free writing prospectus in respect of those particular terms of the debt securities or the indenture.

We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement or as exhibits to documents that will be incorporated by reference from reports that we file with the SEC. We urge you to read these documents before you invest in the debt securities.

This summary is not complete, and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture and the certificates evidencing a particular series of debt securities. Some terms used in the following summary and not defined have the meanings given to those terms in the indenture.

For purposes of this “Description of Debt Securities,” references to “the Company,” “we,” “our” and “us” refer only to Air Lease Corporation and not to its subsidiaries.

Provisions Applicable to Indenture

General

The indenture does not limit the amount of debt securities that may be issued thereunder, nor does it limit the amount of other debt or other securities that we may issue. The indenture provides that we may issue debt securities thereunder from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance.

Under the indenture, we may, without the consent of the holders of any debt securities under the indenture, from time to time in the future “reopen” any series of debt securities and issue additional debt securities of that series. The debt securities of a series and any additional debt securities of that series that we may issue in the future upon a reopening will constitute together a single series of debt securities under the indenture. This means that, in circumstances where the indenture provides for the holders of debt securities of any series to vote or take any action, the original debt securities of a series, together with any additional debt securities of that series that we may issue by reopening the series, will vote or take that action as a single class.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities;

•	collateral security for the debt securities, if any;

•	whether the debt securities will be guaranteed, whether upon issuance or the occurrence of certain events;

•	conversion rights with respect to the debt securities, if any;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	whether the debt securities are defeasable and any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any sinking fund or analogous provision;

•	any changes or additions to the events of default or covenants in the indenture; and

•	other specific terms of the debt securities.

Ranking

The debt securities will be our senior obligations and will rank pari passu in right of payment with all of our unsubordinated indebtedness and will be senior in right of payment to all of our subordinated indebtedness.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the indenture. The trustee will act as the security registrar for any series of debt securities unless otherwise specified in the applicable prospectus supplement. The designated security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents acceptable to the designated security registrar. Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

Holders may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made to a holder for any such registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Every certificated debt security presented or surrendered for registration of transfer or for exchange will (if so required by us or the trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the designated security registrar duly executed by the holder thereof or his attorney duly authorized in writing.

Global Debt Securities

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be a clearing agency registered under the Exchange Act, (ii) we, in our sole discretion, determine that such global debt security will be exchangeable for certificated debt securities, (iii) there has occurred and is continuing an event of default with respect to such global debt security or (iv) there exists such circumstances, if any, in addition to or in lieu of the foregoing as have been specified in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Consolidation, Merger and Sale of Assets

We may not (A) merge into or consolidate with any other entity, or (B) convey, transfer or lease our properties and assets substantially as an entirety to any individual or entity, unless, in the case of clauses (A) and (B) above, (x) the successor entity (if not the Company) shall (i) be a corporation, partnership, limited liability company, trust or similar entity organized under the laws of the United States of America, any State of the United States or the District of Columbia, and (ii) expressly assume by supplemental indenture the due and punctual payment of the principal of and any premium and interest on the debt securities and the performance of our obligations under the indenture, and (y) immediately after giving effect to such transaction, no default or event of default with respect to the debt securities of any series shall have occurred and be continuing; provided, however, clause (y) will not apply to a merger of us with or into an affiliate of us solely for the purpose of our reincorporation or reorganization in another jurisdiction or the merger or consolidation of any of our subsidiaries with or into us.

Events of Default

Unless otherwise provided by the terms of the applicable series of debt securities, the following are events of default with respect to a series of debt securities:

•	a default in the payment of any interest on such series of debt securities when due and payable, and the continuance of such default for a period of 30 days;

•	a default in the payment of principal of or any premium on such series of debt securities when due and payable;

•	a default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series and the continuance of such default for a period of 30 days;

•	a default in the performance, or breach, of other covenants or warranties of the Company in the indenture that continues for 90 consecutive days after we receive written notice of the default or breach from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	a default under any instrument that evidences or secures indebtedness for borrowed money of the Company or any of its subsidiaries (other than intercompany indebtedness or non-recourse indebtedness), which default constitutes a failure to pay at final stated maturity principal in an amount exceeding the threshold amount specified for such series, or which resulted in acceleration of such indebtedness the principal amount of which exceeds such threshold amount, without such indebtedness having been discharged or such acceleration having been rescinded within 30 days after we receive written notice of this event of default from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; or

•	certain events of bankruptcy, insolvency or liquidation involving us or a guarantor, if any, of the debt securities of such series.

If an event of bankruptcy, insolvency or liquidation relating to us or a guarantor, if any, of the debt securities of a particular series that constitutes an event of default with respect to such series has occurred, the principal amount payable under the indenture on the debt securities of such series will become immediately due and payable. If any other event of default with respect to a series of debt securities has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount payable under the indenture on the debt securities of such series to be due and payable.

The indenture provides that the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of any series of debt securities pursuant to the indenture, unless such holders have offered to the trustee an indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, in each case, under the indenture and relating to or arising under an event of default with respect to such series other than an event of default resulting from certain events of bankruptcy, insolvency or liquidation.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

•	an event of default with respect to that series has occurred and is continuing and such holder previously gave written notice to the trustee of such event of default and the continuance thereof;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee hereunder;

•	such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series;

it being understood and intended that no one or more of such holders of debt securities of that series will have any right in any manner whatever by virtue of, or by availing of, any provision of this indenture to affect, disturb or prejudice the rights of any other of such holders of debt securities of that series, or to obtain or to seek to obtain priority or preference over any other of such holders of debt securities of that series or to enforce any right under the indenture, except, in each case, in the manner herein provided and for the equal and ratable benefit of all of such holders of debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security has the right, which is absolute and unconditional, to receive payment of the principal of and any premium and interest on such debt security on the due dates expressed in such debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate from our principal executive officer, principal financial officer or principal accounting officer stating whether or not, to the knowledge of the signor, we are in default in the performance and observation of any of the conditions and covenants of the indenture or the debt securities. Within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee must give the holders of debt securities of such series notice of such default actually known to a responsible officer of the trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series; and provided further that in the case of any default in the performance, or breach, of any covenant or warranty by us with respect to such series, which default must continue for a period of 90 consecutive days after there has been given notice to us by the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of that series, no such notice to holders must be given until at least 90 days after the occurrence thereof.

Defeasance

If the terms of a series of debt securities so provide, our obligations on the debt securities of such series (subject to survival of certain provisions of the indenture) and each guarantor’s, if any, obligations with respect to such debt securities under its guarantee of such debt securities, will terminate if we irrevocably deposit or cause to be deposited with the trustee in trust for the benefit of the holders of such debt securities:

•	cash,

•	U.S. government obligations, which through the scheduled payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash or

•	a combination of the foregoing,

in each case sufficient to pay each installment of principal and interest on such debt securities or to pay principal and interest on such securities on the applicable redemption date.

The defeasance of the debt securities of a particular series is subject to certain other conditions, including, without limitation,

•	no event of default or event (including such deposit) which with notice or lapse of time would become an event of default has occurred and is continuing on the date of such deposit (or, with respect to an event of bankruptcy, insolvency or liquidation of us or a guarantor, if any, of the debt securities of such series, at any time on or prior to the 90th day after the date of such deposit),

•	we have delivered to the trustee an opinion of counsel stating that (i) since the date of the indenture there has been a change in applicable U.S. federal income tax law, or (ii) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, in either case (i) or (ii) to the effect that holders of the debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance,

•	such defeasance will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we are a party or otherwise bound.

Modification and Waiver

Modification of Indenture

The indenture provides that we, any guarantor and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes of, among other things, adding to our covenants, adding additional events of default and curing ambiguities or inconsistencies in the indenture. We, any guarantor and the trustee may, without the consent of any holders of debt securities, also make other changes to the indenture that do not have a material adverse effect on the interests of the holders of the outstanding debt securities of the applicable series.

In addition, modifications and amendments of the indenture and/or any guarantee of debt securities may be made by us, any applicable guarantor and the trustee with the consent of the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of each holder of outstanding debt securities affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities;

•	reduce the principal of or interest rate on or any premium payable upon redemption of any debt securities;

•	change the currency in which any debt securities or any interest or premium thereon is payable;

•	impair the right to institute suit for the enforcement of any payment of principal, interest or premium on any debt securities on or after the stated maturity thereof;

•	reduce the percentage in principal amount of the outstanding debt securities required for modification or amendment of the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	subject to certain limited exceptions, modify any of the above provisions.

Waiver of Default

The holders of not less than a majority of aggregate principal amount of the outstanding debt securities of the series affected by the default may, on behalf of the holders of all such debt securities of such series, waive any past default under the indenture with respect to all of the outstanding debt securities of such series except a default in the payment of principal or any premium or interest on such debt securities and a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series affected.

Payment and Paying Agents

Payments on the debt securities of a particular series will be made at the office or agency maintained by us for that purpose in the place of payment specified for such securities (or, if we fail to maintain such office or agency, at the corporate trust office of the trustee). At our option, however, we may make payments of interest by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Interest payments made on scheduled interest payment dates with respect to a particular debt security will be paid to the person in whose name such debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise, the trustee will be designated as our paying agent for payments on the debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of applicable abandoned property law, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing. As long as the debt securities of any series are in the form of one or more global debt securities, notice to holders of such series may be made electronically in accordance with the procedures of the applicable depositary.

Governing Law

The indenture, the debt securities and each guarantee, if any, will be governed by and construed in accordance with the laws of the State of New York.

Concerning our Relationship with the Trustee

Deutsche Bank Trust Company Americas will act as trustee under the indenture. An affiliate of Deutsche Bank Trust Company Americas is a lender to us under our syndicated credit facility, and also provides from time to time other services to us in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our Class A Common Stock, Class B Non-Voting Common Stock and preferred stock (each as defined below) and of certain provisions of our restated certificate of incorporation and amended and restated bylaws. This information does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of our restated certificate of incorporation and amended and restated bylaws and the provisions of applicable Delaware law. For more detailed information, please see our restated certificate of incorporation and amended and restated bylaws which are filed as exhibits to reports we file with the SEC.

Authorized Capitalization

We are authorized to issue 500,000,000 shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), 10,000,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share (“Class B Non-Voting Common Stock,” and together with the Class A Common Stock, the “common stock”), and 50,000,000 shares of preferred stock, $0.01 par value per share (“preferred stock”), the rights and preferences of which may be established from time to time by our board of directors.

As of September 1, 2015, 102,580,955 shares of Class A Common Stock were outstanding and no shares of Class B Non-Voting Common Stock were outstanding. We have reserved 1,437,672 shares of Class A Common Stock for issuance under the Amended and Restated Air Lease Corporation 2010 Equity Incentive Plan and 5,000,000 shares of Class A Common Stock for issuance under the Air Lease Corporation 2014 Equity Incentive Plan.

Common Stock

Our restated certificate of incorporation provides that, except with respect to voting rights and conversion rights, the Class A Common Stock and Class B Non-Voting Common Stock will be treated equally and identically.

Except as otherwise required by law, as otherwise described in this paragraph or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of our Class A Common Stock are entitled to one vote for each share held and will not have cumulative voting rights in connection with the election of directors. Accordingly, holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors are able to elect all of the directors standing for election. Holders of Class B Non-Voting Common Stock are not entitled to any vote, other than with respect to amendments to the terms of the Class B Non-Voting Common Stock that would significantly and adversely affect the rights or preferences of the Class B Non-Voting Common Stock, including, without limitation with respect to the convertibility thereof.

Except as otherwise provided by law, our restated certificate of incorporation or our amended and restated bylaws, all matters to be voted on by our stockholders require approval by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Any stockholder wishing to propose for election as director someone who is not proposed by our board will be required to give notice of the intention to propose the person for election, in compliance with the advance notice provisions of our amended and restated bylaws. Our amended and restated bylaws provide that such stockholder nominees will be elected by a plurality of the votes cast at any meeting of stockholders.

Each share of Class B Non-Voting Common Stock is convertible into one share of Class A Common Stock at the option of the holder, and will automatically convert at the time it is transferred to a third party unaffiliated with such initial holder, subject to applicable transfer restrictions.

Any amendment to the terms of the Class A Common Stock will apply equally to the Class B Non-Voting Common Stock and the Class B Non-Voting Common Stock will have all of the same rights as the Class A Common Stock, except as to voting and convertibility, and will be treated equally in all respects with the Class A Common Stock, including, without limitation, with respect to dividends.

Subject to any preferential rights of any then outstanding preferred stock, holders of common stock are entitled to receive any dividends that may be declared by our board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and any preferential rights of the holders of our then outstanding preferred stock.

Except as described in this prospectus, holders of common stock will have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued and fully paid. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our restated certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more classes or series of preferred stock. The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

Warrants

On June 4, 2010, we issued warrants to purchase up to 268,125 shares of our Class A Common Stock to Commonwealth Bank of Australia. The warrants are exercisable at a price of $20.00 per share until June 4, 2017. The exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment from time to time to maintain the value of the warrants in the event of certain changes to our capital structure.

Registration Rights

Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between us and FBR Capital Markets & Co. (the “Registration Rights Agreement”), the holders of 4,880,463 shares of Class A Common Stock currently outstanding have the following rights:

On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011. We are also required to maintain, at our expense, a shelf registration statement providing for the resale of any registrable shares from holders from time to time by holders of such shares. This prospectus is part of a shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

•	such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement;

•	such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange; and

•	the first anniversary of the effective date of the initial registration statement, assuming that the registrable shares can be sold under Rule 144 without limitation as to manner of sale or volume restrictions.

Certain Anti-Takeover Matters

Special meeting of stockholders

Our restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, by our Chief Executive Officer or by a majority vote of our entire board of directors.

No stockholder action by written consent

Our restated certificate of incorporation and our amended and restated bylaws prohibit stockholder action by written consent.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-initiated bylaw amendments

Our amended and restated bylaws may be adopted, amended or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of the common stock. Additionally, our restated certificate of incorporation provides that our amended and restated bylaws may be adopted, amended or repealed by the board of directors by a majority vote.

Authorized but unissued shares

Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority voting

The vote of the holders of not less than 66 2⁄3% of the votes entitled to be cast is required to adopt any amendment to our restated certificate of incorporation or amended and restated bylaws as well as to remove a director from office. The foregoing provisions may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors’ ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders.

Section 203 of the Delaware General Corporation Law

We have not opted out of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Forum selection clause in amended and restated bylaws

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our restated certificate of incorporation or amended and restated bylaws, or (iv) any other action asserting a claim governed by the internal affairs doctrine. Our amended and restated bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions described above.

Limitation on liability and indemnification of directors and officers

Our restated certificate of incorporation and amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

In addition to the indemnification provided by our restated certificate of incorporation and amended and restated bylaws, we have entered into agreements to indemnify our directors and certain executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock exchange listing symbol

Our Class A Common Stock is listed on the NYSE under the symbol “AL.” Our Class B Non-Voting Common Stock is not currently listed on any national securities exchange or market system.

Transfer agent and registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or Class A Common Stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or Class A Common Stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issue of warrants to purchase debt securities, preferred stock, depositary shares or Class A Common Stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities, preferred stock, depositary shares or Class A Common Stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	if applicable, the number of shares of preferred stock, Class A Common Stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or certified form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock as specified in the applicable prospectus supplement and/or free writing prospectus. We may issue depositary shares rather than fractional shares of preferred stock of any series. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us and the depositary. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. We anticipate that we will enter into a separate deposit agreement for the depositary shares representing fractional interests in preferred stock of each series.

Holders of depositary receipts evidencing the depositary shares will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The following is a summary of selected terms of the depositary shares and the related depositary receipts and deposit agreement. The deposit agreement, the depositary receipts, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that have been, or will be, filed with the SEC will set forth all of the terms relating to each issue of depositary shares. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in the applicable prospectus supplement or free writing prospectus differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the applicable terms described in that prospectus supplement or free writing prospectus. The following summary of selected provisions of the depositary shares and the related depositary receipts and deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable depositary receipts and deposit agreement, including terms defined in those documents.

Immediately following our issuance of shares of a series of preferred stock that will be offered as depositary shares, we will deposit the shares of preferred stock with the applicable depositary, which will then issue and deliver the depositary receipts. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably as the depositary will decide.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the applicable office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After the withdrawal of shares of preferred stock as described in the preceding sentence, the holders of those shares of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for those shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution relating to the preferred stock in connection with our liquidation, dissolution or winding up, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares and receipts, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the applicable office of the depositary—and at other places as it thinks is advisable—any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States and must have a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our Class A Common Stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

We may issue any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain United States federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may issue under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may issue under this prospectus, we will describe the particular terms of any purchase contracts that we may issue in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may issue under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. Purchase contracts will be issued pursuant to one or more purchase contract agreements to be entered into between us and a bank or trust company, as purchase contract agent. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities offered hereby. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. Units will be issued pursuant to one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTION WITH SELLING STOCKHOLDERS

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between us and FBR Capital Markets & Co. (the “Registration Rights Agreement”), the holders of 4,880,463 shares of Class A Common Stock currently outstanding have the following rights:

On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011. We are also required to maintain, at our expense, a shelf registration statement providing for the resale of any registrable shares from holders from time to time by holders of such shares. This prospectus is part of a shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

•	such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement;

•	such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange; and

•	the first anniversary of the effective date of the initial registration statement, assuming that the registrable shares can be sold under Rule 144 without limitation as to manner of sale or volume restrictions.

Indemnification of Directors and Officers

Our restated certificate of incorporation and amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

In addition to the indemnification provided by our restated certificate of incorporation and amended and restated bylaws, we have entered into agreements to indemnify our directors and certain executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

We maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

SELLING STOCKHOLDERS

The selling stockholders named below may offer from time to time in the future up to an aggregate of 4,880,463 shares of our Class A Common Stock, subject to adjustments for stock splits, stock dividends and reclassifications. The following table sets forth the names of the selling stockholders (and/or the beneficial owners) and the number of shares of Class A Common Stock held by each of them as of September 1, 2015.

Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares are being registered to permit public secondary trading of the shares, and selling stockholders may offer the shares for resale from time to time. Beneficial ownership reflected in the table below includes the total shares held by the person and such person’s affiliates. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. In computing the percentage ownership of a person, shares of our Class A Common Stock subject to the options held by that person are deemed to be outstanding if they are exercisable within 60 days of September 1, 2015. The shares subject to options are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All percentages in the following tables are based on a total of 102,580,955 shares of our Class A Common Stock outstanding as of September 1, 2015.

The selling stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our Class A Common Stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know which (if any) of the selling stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

Any affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the Class A Common Stock by selling stockholders who are deemed to be “underwriter” and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be “underwriters” will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” will be subject to the prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Information about additional selling stockholders, if any, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person or entity listed on the table is c/o Air Lease Corporation, 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067.

	Beneficial Ownership Before Resale		Number of shares offered pursuant to this prospectus	Beneficial Ownership After Resale(1)
	Class A Common Stock			Class A Common Stock
Name of selling stockholder	Number of Shares	%		Number of Shares	%
Air Intercontinental, Inc.(2)(16)	328,889	*	328,889	—	*
Alex A. Khatibi Living Trust(3)	131,744	*	70,178	61,566	*
Baer-Hotchkiss Trust(4)	121,811	*	70,178	51,633	*
Emerald Financial LLC(5)(16)	35,925	*	35,925	—	*
Hart, Matthew J.(6)	23,831	*	10,000	13,831	*
Házy Family Community Trust 5/28/85(7)(16)	2,700,000	2.63%	2,700,000	—	*
Levy Family Trust(8)	146,904	*	80,300	66,604	*
Milton, Robert A.(6)	53,831	*	40,000	13,831	*
Ocean Equities, Inc.(9)(16)	101,667	*	101,667	—	*
Plueger Family Trust(10)	667,504	*	235,644	431,860	*
Poerschke, John D.(11)	52,646	*	25,862	26,784	*
Steven F. Udvar-Házy Separate Property Trust(7)(16)	1,209,558	1.18%	1,043,125	166,433	*
Sugar Family Trust UAD 7/19/2001(12)	50,000	*	50,000	—	*
Udvar-Házy, Christine L.(13)(16)	27,700	*	26,000	1,700	*
Udvar-Házy, Courtney C.(14)(16)	10,500	*	10,000	500	*
Udvar-Házy, Karissa K.(14)(16)	13,000	*	12,500	500	*
Udvar-Házy, Steven C.(15)(16)	18,000	*	17,500	500	*
Udvar-Házy, Trenton S.(15)(16)	10,500	*	10,000	500	*
Willis, Gregory B., II(17)	43,474	*	12,695	30,779	*

*	Less than 1.0%.
(1)	Assumes that each named selling stockholder sells all of the shares of our Class A Common Stock it is offering for sale under this prospectus and neither acquires nor disposes of any other shares, or rights to purchase other shares of our Class A Common Stock, subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the shares of our Class A Common Stock shown as offered by them, we cannot estimate the actual number of shares (or the actual percentage of the class) of our Class A Common Stock that will be held by any selling stockholder upon completion of the offering. We are registering the offer and sale of the shares of Class A Common Stock by the selling stockholders to satisfy registration rights we granted to the selling stockholders. See “Certain Relationships and Related Party Transactions with Selling Stockholders—Registration Rights Agreement.”
(2)	Steven F. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the Board of Directors of the Company. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein.
(3)	Alex A. Khatibi is the trustee of the Alex A. Khatibi Living Trust and has sole voting and investment power over the shares held by such stockholder. Mr. Khatibi is an Executive Vice President of the Company. As of September 1, 2015, Mr. Khatibi was deemed to beneficially own, in addition to the foregoing shares owned by the Alex A. Khatibi Living Trust, 7,693 shares of Class A Common Stock and 142,500 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Khatibi.

(4)	Marc H. Baer and Hannah Hotchkiss, as trustees of the Baer-Hotchkiss Trust, have shared voting and investment power over the shares held by such stockholder. Mr. Baer is the Executive Vice President, Marketing, of the Company. As of September 1, 2015, Mr. Baer was deemed to beneficially own, in addition to the foregoing shares owned by the Baer-Hotchkiss Trust, 144,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Baer.
(5)	Steven F. Udvar-Házy has sole voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the Board of Directors of the Company. A trust of which he is trustee controls a majority of the membership interests in Emerald Financial LLC; in addition, Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Christine L. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of their respective pecuniary interests therein.
(6)	Mr. Hart and Mr. Milton are members of the Board of Directors of the Company.
(7)	Steven F. Udvar-Házy is the trustee of the Házy Family Community Trust 5/28/85 and the Steven F. Udvar-Házy Separate Property Trust and has sole voting and investment power over the shares held by such stockholders. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the Board of Directors of the Company.
(8)	Grant A. Levy and Margaret Levy, as trustees of the Levy Family Trust, have shared voting and investment power over the shares held by such stockholder. Mr. Levy is an Executive Vice President of the Company. As of September 1, 2015, Mr. Levy was deemed to beneficially own, in addition to the foregoing shares owned by the Levy Family Trust, 148,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Levy and an aggregate of 1,500 shares of Class A Common Stock held by Mr. Levy’s children. Mr. Levy disclaims beneficial ownership of the shares held directly by his children, except to the extent of his pecuniary interest therein.
(9)	Steven F. Udvar-Házy has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. Mr. Udvar-Házy is the Chief Executive Officer and Chairman of the Board of Directors of the Company. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Christine L. Udvar-Házy and Steven C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein.
(10)	John L. Plueger and Celeste J. Lesperance, as trustees of the Plueger Family Trust, have shared voting and investment power over the shares held by such stockholder. Mr. Plueger is the President and Chief Operating Officer of the Company, as well as a member of the Board of Directors of the Company. As of September 1, 2015, Mr. Plueger was deemed to beneficially own, in addition to the foregoing shares owned by the Plueger Family Trust, 710,806 shares of Class A Common Stock issuable pursuant to the exercise of stock options held directly by Mr. Plueger, and an aggregate of 1,000 shares of Class A Common Stock owned by his sons. Mr. Plueger disclaims beneficial ownership of the shares owned by his sons, except to the extent of his pecuniary interest therein.
(11)	Consists of 38,646 shares of Class A Common Stock and 14,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options. Mr. Poerschke is a Senior Vice President of the Company.
(12)	Ronald D. Sugar and Valerie S. Sugar are trustees of the Sugar Family Trust UAD 7/19/2001 and as such have voting and investment power over the shares held by such stockholder. Dr. Sugar, a member of the Board of Directors of the Company, directly holds 13,831 shares of Class A Common Stock issued upon vesting of restricted stock units issued to him in connection with his service on the Company’s Board of Directors.
(13)	Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Christine L. Udvar-Házy, his wife. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by Mrs. Udvar-Házy, except to the extent of his pecuniary interest therein.
(14)	Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Courtney L. Udvar-Házy and Karissa K. Udvar-Házy, his daughters. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his daughters, except to the extent of his pecuniary interest therein.

(15)	Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Steven C. Udvar-Házy and Trenton S. Udvar-Házy, his sons. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his sons, except to the extent of his pecuniary interest therein.
(16)	Steven F. Udvar-Házy, the Chief Executive Officer and Chairman of the Board of Directors of the Company, may be deemed to beneficially own an aggregate of 6,975,750 shares of Class A Common Stock, representing approximately 6.80% of the outstanding shares of Class A Common Stock of the Company. These 6,975,750 shares consist of 328,889 shares of Class A Common Stock held directly by Air Intercontinental, Inc.; 101,667 shares of Class A Common Stock held directly by Ocean Equities, Inc.; 35,925 shares of Class A Common Stock held directly by Emerald Financial LLC; 2,700,000 and 1,209,558 shares of Class A Common Stock held directly by two trusts, respectively, of which Mr. Udvar-Házy is the trustee and has sole voting and investment power; 1,740,852 shares of Class A Common Stock issuable pursuant to the exercise of stock options; 779,159 shares of Class A Common Stock owned directly by Mr. Udvar-Házy; and 79,700 shares of Class A Common Stock held directly in the aggregate by Mr. Udvar-Házy’s wife and children. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Mrs. Udvar-Házy and Mr. S. C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. A trust of which he is trustee controls a majority of the membership interests in Emerald Financial LLC; in addition, Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Mrs. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his wife and children, except to the extent of his pecuniary interest therein. An aggregate of 4,285,606 shares of Class A Common Stock that may be deemed to be beneficially owned by Mr. Udvar-Házy are being included in this prospectus. Assuming that all such shares are sold, Mr. Udvar-Házy may be deemed to beneficially own approximately 2.62% of the outstanding shares of Class A Common Stock of the Company following this offering.
(17)	Consists of 28,474 shares of Class A Common Stock and 15,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options. Mr. Willis is a Senior Vice President and the Chief Financial Officer of the Company.

PLAN OF DISTRIBUTION

General

We may sell the securities, and the selling stockholders may sell some or all of the shares of Class A Common Stock that they hold, from time to time, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NASDAQ;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts or other obligations;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

As used in this prospectus, “selling stockholders” includes transferees, pledgees, donees, assignees or successors selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

We will not receive any proceeds from the sale of shares of our Class A Common Stock that may be sold from time to time pursuant to this prospectus by the selling stockholders. We will bear the costs associated with this registration in accordance with the registration rights agreement. However, the selling stockholders will bear any brokerage commissions, transfer taxes, or underwriting commissions and discounts attributable to their sale of shares of our Class A Common Stock. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the Class A Common Stock by the selling stockholders.

The securities may be distributed by us or the selling stockholders, as applicable, from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

The selling stockholders who participate in the sale or distribution of the shares of Class A Common Stock offered by the selling stockholders and any broker-dealers or agents who participate in the distribution of securities offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. Any selling stockholders identified as registered broker-dealers in the selling stockholders table in the section titled “Selling Stockholders” are deemed to be underwriters. As a result, any selling stockholders, broker-dealers or agents who are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. In addition, any profits on the sale of the Class A Common Stock by any selling stockholders, broker-dealers or agents deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities under this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of Class A Common Stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of our Class A Common Stock. In addition, we or the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

With respect to the offering and sale of the Class A Common Stock under this prospectus by the selling stockholders, we have agreed to indemnify each selling stockholder and any underwriter for such selling stockholder (as determined in the Securities Act) against specified liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us against specified liabilities, including liabilities under the Securities Act. In addition, we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders to the public, including the payment of federal securities law and state blue sky registration fees and the reasonable fees and disbursements of one counsel for the selling stockholders, except that we will not bear any brokers’ or underwriters’ discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

CUSIP Number

The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Upon issuance, the shares of our Class A Common Stock offered for sale by the selling stockholders covered by this prospectus included shares with three different CUSIP numbers, depending upon whether the sale of shares to the selling stockholder was conducted (a) by us under Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act, (b) by the initial purchaser under Rule 144A under the Securities Act, or (c) by the initial purchaser under Regulation S under the Securities Act. Prior to any registered resale, all of the securities that are offered for sale by the selling stockholders covered by this prospectus are restricted securities under Rule 144 and their designated CUSIP numbers refer to such restricted status.

Any sales of Class A Common Stock pursuant to this prospectus must be settled with shares bearing our general (not necessarily restricted) CUSIP number for our Class A Common Stock. A selling stockholder of Class A Common Stock named in this prospectus may obtain shares bearing our general Class A Common Stock CUSIP number for settlement purposes by presenting the shares to be sold (with a restricted CUSIP), together with a letter of representations from their broker/dealer, to our transfer agent, American Stock Transfer and Trust Company. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, a selling stockholder who holds securities with a restricted CUSIP at the time of the trade might wish to specify an alternate settlement cycle at the time of any such trade to provide sufficient time to obtain the shares with an unrestricted CUSIP in order to prevent a failed settlement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by O’Melveny & Myers LLP.

EXPERTS

The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2014 and 2013, and for each of the fiscal years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

$1,100,000,000

Air Lease Corporation

$600,000,000 2.750% Senior Notes due 2023

$500,000,000 3.625% Senior Notes due 2027

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

J.P. Morgan

Lloyds Securities

Mizuho Securities

BMO Capital Markets

BNP PARIBAS

Citigroup

Commonwealth Bank of Australia

Fifth Third Securities

Goldman Sachs & Co. LLC

ICBC Standard Bank Plc

KeyBanc Capital Markets

Loop Capital Markets

Morgan Stanley

MUFG

RBC Capital Markets

SOCIETE GENERALE

SunTrust Robinson Humphrey

Wells Fargo Securities

November 13, 2017